UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Moog, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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MOOG INC., EAST AURORA, NEW YORK 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MOOG Inc. will be held in the Auditorium of the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on Wednesday, January 10, 2007, at 9:15 a.m., for the following purposes:

1.  To consider an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized Class A common shares and Class B common shares.

2.  To elect FOUR directors of the Company, one of whom will be a Class A director elected by the holders of Class A shares to serve a three-year term expiring in 2010, and three of whom will be Class B directors elected by the holders of Class B shares to serve a three-year term expiring in 2010, or until the election and qualification of their successors.

3.  To consider and ratify the selection of Ernst & Young LLP, independent registered certified public accountants, as auditors of the Company for the 2007 fiscal year.

4.  To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 28, 2006 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting. SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

John B. Drenning, Secretary

Dated:	East Aurora, New York
December 12, 2006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL
CERTAIN BENEFICIAL OWNERS
PROPOSAL 1 — AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL 2 — ELECTION OF DIRECTORS
NOMINATING AND GOVERNANCE COMMITTEE REPORT
EXECUTIVE COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
STOCK OPTION COMMITTEE REPORT
COMPENSATION OF DIRECTORS
STOCK PRICE PERFORMANCE GRAPH 2001 – 2006
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYEES’ RETIREMENT PLAN
SUPPLEMENTAL RETIREMENT PLAN
EMPLOYMENT TERMINATION BENEFITS AGREEMENTS
DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE
PROPOSAL 3 — SELECTION OF INDEPENDENT AUDITORS
AUDIT FEES AND PRE-APPROVAL POLICY
PROPOSALS OF SHAREHOLDERS FOR 2008 ANNUAL MEETING
OTHER MATTERS

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS OF

TO BE HELD IN THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY
1285 ELMWOOD AVENUE, BUFFALO, NEW YORK
ON JANUARY 10, 2007

This Proxy Statement is furnished to shareholders of record on November 28, 2006 by the Board of Directors of MOOG Inc. (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, January 10, 2007, at 9:15 a.m., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about December 12, 2006.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy “FOR” Proposal 1, the amendment to the Company’s Restated Certificate of Incorporation, “FOR” Proposal 2, the election of directors and “FOR” Proposal 3, the ratification of Ernst & Young LLP as independent auditors for the fiscal year 2007.

Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

GENERAL

The Board of Directors has fixed the close of business on November 28, 2006 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On November 28, 2006, the Company had outstanding and entitled to vote, a total of 38,138,426 shares of Class A common stock (“Class A shares”) and 4,615,213 shares of Class B common stock (“Class B shares”). Holders of a majority of each of the Class A and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

Holders of Class A shares are entitled to elect at least 25% of the Board of Directors, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining eight directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting.

The amendment to the Restated Certificate of Incorporation requires the approval by a vote of the majority of the outstanding Class A and Class B shares voting as one class. The Class A director and the Class B directors will be elected by a plurality of the votes cast by the respective class. The ratification of the auditors and the other matters submitted to the meeting may be adopted by a majority of the Class A and Class B votes cast.

In accordance with New York law, abstentions and broker non-votes are not counted in determining the votes cast in connection with the amendment to the Restated Certificate of Incorporation or the ratification of the selection of Ernst & Young LLP as auditors of the Company for the 2007 fiscal year. Abstentions and broker non-votes will have the effect of a negative vote on the proposal to amend the Restated Certificate of Incorporation, which requires the vote of a majority of the outstanding Class A and Class B shares voting as one class. Votes withheld, including broker non-votes, in connection with the election of one or more nominees for director will not be counted and will have no effect.

CERTAIN BENEFICIAL OWNERS

Security Ownership

The only persons known by the Company to own beneficially more than five percent of the outstanding shares of either class of the voting common stock of the Company as of November 28, 2006 are set forth below.

	Class A		Class B
	Common Stock		Common Stock (1)
	Amount and		Amount and
	Nature of		Nature of
	Beneficial	Percent	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class	Ownership	of Class

Earnest Partners	4,263,000	11.2	–0–	–0–
75 Fourteenth Street, Suite 2300 Atlanta, GA 30309
Fidelity Management and Research	4,257,000	11.2	–0–	–0–
82 Devonshire Street Boston, MA 02109
T. Rowe Price Associates (2)	2,601,000	6.8	–0–	–0–
100 East Pratt Street Baltimore, Maryland 21202
Moog Inc. Savings and Stock Ownership Plan (3)	1,184,446	3.1	1,845,799	40.0
c/o Moog Inc. Jamison Rd. East Aurora, NY 14052
All directors and officers as a group (4)	1,060,486	2.8	244,999	5.3
(See Proposal 2 — ‘‘Election of Directors,” particularly footnotes 2 and 17 to the table beginning on page 6)
Moog Family Agreement as to Voting (5)	154,107	0.4	277,865	6.0
c/o Moog Inc. Jamison Rd. East Aurora, NY 14052
Moog Inc. Employee Retirement Plan (6)	149,022	0.4	1,001,034	21.7
c/o Moog Inc. Jamison Rd. East Aurora, NY 14052
Moog Stock Employee Compensation Trust (7)	–0–	–0–	415,236	9.0
c/o Moog Inc. Jamison Rd. East Aurora, NY 14052

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)	These securities are owned by various individual and institutional investors who own 2,601,000 shares, representing 6.8% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser for with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	These shares are allocated to individual participants under the Plan and are voted by the Trustee, HSBC Bank USA, Buffalo, New York, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received are voted by the Trustee as directed by the Plan’s Investment Committee. As of September 30, 2006, 10,788 of the

allocated Class A shares and 50,326 of the allocated Class B shares were allocated to accounts of officers and are included in the share totals in the table on page 6 for all directors and officers as a group.

(4)	See the table and related footnotes appearing on pages 6, 7, and 8 containing information concerning the shareholdings of directors and officers of the Company.

(5)	See “Moog Family Agreement as to Voting” for an explanation as to how the shares shown in the table as beneficially owned are voted. In addition to the shares listed, 108,017 Class A and 89,015 Class B shares owned by Richard A. Aubrecht which are included with “All directors and officers as a group” are also subject to the Moog Family Agreement as to Voting.

(6)	Shares held are voted by the Trustee, Manufacturers and Traders Trust Company, Buffalo, New York, as directed by the Moog Inc. Retirement Plan Committee.

(7)	On December 3, 2003, the Board of Directors approved the establishment of the Moog Stock Employee Compensation Trust (“Moog SECT”). The purpose of the Moog SECT is to acquire Moog shares that become available for subsequent use in the Moog Inc. Savings and Stock Ownership Plan or other Moog Inc. employee benefit plans. The Trust will terminate on the earlier of (a) the date the Trust no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. During fiscal 2006, the Moog SECT purchased 47,350 Class B shares, and sold 75,350 Class B shares to the Moog Inc. Savings and Stock Ownership Plan.

The Trustee of the Moog SECT is G. Wayne Hawk, who resides at 380 Shultz Road, Elma, New York 14059. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets, borrow from the Company upon direction from an Administrative Committee and enter into related loan agreements, vote or give consent with respect to securities held by the Moog SECT in the Trustee’s sole discretion, employ accountants and advisors as may be reasonably necessary, to utilize a custodian to hold, but not manage or invest, assets held by the Moog SECT, and consult with legal counsel.

Moog Family Agreement as to Voting

The Moog Family Agreement as to Voting is an agreement among certain relatives of the late Jane B. Moog and includes her son-in-law, Richard A. Aubrecht. The agreement relates to 154,107 Class A shares and 277,865 Class B shares, owned of record or beneficially by members of the Moog family who are party to the agreement, as well as 108,017 Class A shares and 89,015 Class B shares held by Richard A. Aubrecht, exclusive of currently exercisable options. Each party to the agreement granted an irrevocable proxy covering that party’s shares of stock to a committee which is required to take all action necessary to cause all shares subject to the agreement to be voted as may be determined by the vote of any four of its members. The agreement contains restrictions on the ability of any party to remove shares of stock from the provisions of the agreement, to transfer shares or to convert Class B shares to Class A shares. The agreement continues in force until December 31, 2015, and is automatically renewed thereafter from year to year unless any party to the agreement gives notice of election to terminate the agreement.

PROPOSAL 1 — AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

Pursuant to a resolution adopted on November 28, 2006, the Board of Directors of the Company has approved, and recommends that the shareholders approve, a proposal to amend the first paragraph of section (a) of Article THIRD of the Company’s Restated Certificate of Incorporation to increase the authorized number of Class A and Class B shares of the Company.

If the proposed amendment to the Restated Certificate of Incorporation is adopted, the first paragraph of section (a) of Article THIRD will read in its entirety as follows:

“THIRD: (a) The aggregate number of shares which the Corporation shall have the authority to issue is 130,000,000 shares, of which 100,000,000 shares, of the par value of $1.00 per share shall be designated Class A Common Shares and 20,000,000 shares of the par value of $1.00 per share shall be designated as Class B Common Shares, and 10,000,000 shares of par value of $1.00 per share shall be designated as Preferred Shares, which Preferred Shares shall be issuable in one or more series.”

Increase in Authorized Shares of Class A and Class B Common Stock

If approved by the shareholders, the amendment will authorize the company to issue an additional 50,000,000 Class A shares having a par value of $1.00 per share and an additional 10,000,000 Class B shares having a par value of $1.00 per share. The Restated Certificate of Incorporation currently authorizes 50,000,000 Class A shares, 10,000,000 Class B shares, and 10,000,000 preferred shares (“Preferred Shares”). On November 28, 2006, the Company had outstanding a total of 38,138,426 Class A shares and 4,615,213 Class B shares. There are no Preferred Shares outstanding and the proposed amendment will not increase the authorized number of Preferred Shares. The additional authorized Class A and Class B shares will, when issued, have the same rights, preferences and privileges as the Class A and Class B shares now issued and outstanding.

Recommendation of Board of Directors

The Board of Directors has concluded that the flexibility provided by increasing the number of authorized Class A and Class B shares is in the best interest of the Company and its shareholders. The additional authorized shares may be used for general purposes, including stock splits, stock dividends, share distributions, acquisitions, possible financing activities and employee and director benefit plans. Financing activities may include raising additional capital funds through offerings of common shares or equity or debt securities convertible into or exchangeable for common shares. The Company does not have any present plans, arrangements, commitments or understandings with respect to the issuance of any additional Class A or Class B shares except as with regard to shares purchased by employees and related matching shares under the Moog Savings and Stock Ownership Plan.

Certain Effects of the Proposal

The holders of Class A and Class B shares do not have preemptive rights to subscribe for additional shares of their respective class. If the shareholders approve the proposed amendment, the Board of Directors may issue additional Class A and Class B shares without further shareholder action, except as required by applicable law. In addition, in some circumstances (generally relating to the number of shares to be issued, the manner of the offering and the identity of the recipients), the rules of the New York Stock Exchange may require specific shareholder authorization in connection with the issuance of additional shares. The Company does not anticipate that it will seek authorization from the shareholders for issuance of additional Class A or Class B shares unless required by applicable law or the rules of the New York Stock Exchange.

The issuance of any additional Class A or Class B shares may have the effect of diluting the percentage of stock ownership, book value and voting rights of the present holders of Class A and Class B shares. The proposed amendment may also have the effect of discouraging attempts to take over control of the Company, as additional shares could be used to dilute the stock ownership and voting powers of, or increase the cost to, a party seeking to obtain control of the Company. The proposed amendment is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the Restated Certificate of Incorporation having an anti-takeover effect.

Vote Required and Effective Date of Proposed Amendment

The amendment to the Restated Certificate of Incorporation requires the approval by a vote of the majority of the Class A and Class B shares voting as one class. Abstentions and broker non-votes will have the effect of a negative vote on the proposed amendment. If approved by the shareholders, the amendment to the Company’s Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of New York, which is expected to be filed shortly after the Annual Meeting of Shareholders.

The Board of Directors recommends a vote “For” adoption of the amendment to the Restated Certificate of Incorporation.

PROPOSAL 2 — ELECTION OF DIRECTORS

One of the three classes of the Board of Directors of the Company is elected annually to serve a three-year term. Four directors are to be elected at the meeting, of which one is to be a Class A director elected by the holders of the outstanding Class A shares, and three of which are to be Class B directors elected by the holders of the outstanding Class B shares. The Class A nominee and the Class B nominees will be elected to hold office until 2010, or until the election and qualification of their successors. The persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominee named below, and Class B shares for the election of the Class B nominees named below, unless the proxy directs otherwise. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve.

Nominees, Directors and Named Executives

Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 2007 Annual Meeting of Shareholders, and Named Executives, including their beneficial ownership of equity securities as of November 28, 2006, is set forth below. Unless otherwise indicated, each person held various positions with the Company for the past five years and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or options which become exercisable within 60 days of the date of this Proxy Statement.

All of the nominees have previously served as directors and have been elected as directors at prior annual meetings.

			Shares of Common Stock
		First		Percent		Percent
		Elected		of		of
	Age	Director	Class A	Class	Class B	Class

Nominees for Class B Director — Term Expiring in 2010
Kraig H. Kayser (1)(2)	46	1998	24,902	*	–0–	*
Robert H. Maskrey (3)	65	1998	108,708	*	53,534	1.2
Albert F. Myers (4)	60	1997	26,305	*	–0–	*
Nominee for Class A Director — Term Expiring in 2010
Robert R. Banta (5)	64	1991	9,126	*	1,161	*

Class B Directors — Continuing in Office
Term Expiring in 2008
Joe C. Green (6)	65	1986	49,225	*	7,258	*
Raymond W. Boushie (7)	66	2004	4,762	*	–0–	*
Term Expiring in 2009
Richard A. Aubrecht (8)(9)	62	1980	203,181	*	89,015	1.9
John D. Hendrick (10)	68	1994	23,022	*	3,375	*
Brian J. Lipke (11)	55	2003	4,762	*	–0–	*

Class A Directors — Continuing in Office
Term Expiring in 2008
Robert T. Brady (12)(13)	65	1984	214,219	*	74,761	1.6
Term Expiring in 2009
James L. Gray (14)	71	1999	26,220	*	–0–	*

Named Executives
Stephen A. Huckvale (15)	57	n/a	77,384	*	–0–	*
Warren C. Johnson (16)	47	n/a	64,510	*	–0–	*
All directors and officers as a group (twenty-two persons) (17)			1,060,486	2.8	244,999	5.3

*	Does not exceed one percent of the class.

(1)	Mr. Kayser is President and Chief Executive Officer of Seneca Foods Corporation, with annual revenues of over $850 million, headquartered in Pittsford, NY. Prior to his promotion in 1993, Mr. Kayser was Seneca Food’s CFO. He received a B.A. from Hamilton College and an M.B.A. from Cornell University.

(2)	Does not include 151,500 Class A shares and 79,500 Class B shares held in a Seneca Foods Corporation pension plan for which Mr. Kayser is one of three trustees as well as one of a number of beneficiaries. Also not included are 39,437 Class A shares owned by the Seneca Foods Foundation, of which Mr. Kayser is a director.

(3)	Mr. Maskrey joined the Company in 1964, retiring as an officer on October 1, 2005, while continuing to serve on the Board of Directors. He served in a variety of engineering capacities through 1981, when Mr. Maskrey joined the Aircraft Controls Division, of which he became General Manager and concurrently a Vice President of the Company in 1985. In 1999, he was elected an Executive Vice President and Chief Operating Officer, the position he held at retirement. Mr. Maskrey received his B.S. and M.S. in Mechanical Engineering from the Massachusetts Institute of Technology.

(4)	Mr. Myers retired in 2006 as Corporate Vice President of Strategy and Technology for Northrop Grumman Corporation, headquartered in Los Angeles, CA, with annual revenues of approximately $30 billion. Formerly Vice President and Treasurer, Mr. Myers joined Northrop in 1981. He received his B.S. and M.S. degrees in Mechanical Engineering from the University of Idaho and a M.S. degree from the Alfred P. Sloan School at the Massachusetts Institute of Technology.

(5)	Mr. Banta has been with the Company since 1983 when he was appointed Vice President − Finance. He became Executive Vice President and Chief Financial Officer in 1988 and was named a Director in 1991. Prior to joining the Company, Mr. Banta was Executive Vice President of Corporate Banking for M&T Bank. Mr. Banta received his B.S. from Rutgers University and holds an M.B.A. from the Wharton School of Finance at the University of Pennsylvania.

(6)	Mr. Green began his career at the Company in 1966. In 1973, Mr. Green was named Vice President — Human Resources, and elected Executive Vice President and Chief Administrative Officer in 1988. Before joining the Company, Mr. Green worked for General Motors Institute and served as a Captain in the U.S. Army. Mr. Green received his B.S. from Alfred University in 1962 and completed graduate study in Industrial Psychology at Heidelberg University in Germany.

(7)	Mr. Boushie retired in 2005 as President of Crane Co.’s Aerospace & Electronics segment, a position he held since 1999. Previously he was President of Crane’s Hydro-Aire operation. Mr. Boushie has a B.A. from Colgate University, an Associate Metallurgy degree from Reynolds Metals Co., and has completed graduate work at the University of Michigan and the Wharton School of Finance at the University of Pennsylvania.

(8)	Dr. Aubrecht began his career with the Company in 1969, working in various engineering capacities. After three years with American Hospital Supply, Dr. Aubrecht rejoined the Company in 1979 as Administrative Vice President and Secretary. In 1988, he became Chairman of the Board, and in 1996 was elected Vice Chairman of the Board and Vice President of Strategy and Technology. Dr. Aubrecht studied at the Sibley School of Mechanical Engineering at Cornell University where he received his B.S., M.S. and Ph.D. degrees.

(9)	Dr. Aubrecht’s wife is the beneficial owner of 59,347 Class A shares which are not included in the number reported.

(10)	Mr. Hendrick retired in 2001 as Chairman and President of Okuma America Inc. Mr. Hendrick became President of Okuma in 1989. He received a B.S.M.E. from the University of Pittsburgh and a M.S. from Carnegie Mellon University.

(11)	Mr. Lipke is the Chairman of the Board and Chief Executive Officer of Gibraltar Industries, Inc. headquartered in Buffalo, NY, with annual revenues of approximately $1.3 billion. Mr. Lipke started his career with Gibraltar in 1972 and became President in 1987 and Chairman of the Board in 1999. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron.

(12)	Mr. Brady has worked at the Company since 1966 in positions that have encompassed finance, production and operations management. In 1976, Mr. Brady was named Vice President and General Manager of the Aerospace Group. He was elected a director in 1984 and became President and CEO in 1988. In 1996, he was elected Chairman of the Board. Prior to joining Moog, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. from the Massachusetts Institute of Technology in 1962 and received his M.B.A. from Harvard Business School in 1966.

(13)	Mr. Brady’s wife owns 56,828 Class A shares and 25,747 Class B shares which are not included in the number reported.

(14)	Mr. Gray retired in 1998 as Chairman and CEO of PrimeStar Partners, LP, a communications company. Previously Mr. Gray was Vice Chairman of Time Warner Cable. He received his B.S. in Business Administration from Kent State University and his M.B.A. from the State University of New York at Buffalo.

(15)	Dr. Huckvale began his career with the Company in 1980. From 1980 to 1986, Dr. Huckvale served as Engineering Manager of Moog Controls Ltd. In 1986, Dr. Huckvale was named General Manager of the Pacific Group. In 1990, Dr. Huckvale was elected a Vice President of Moog, and in 1995, was named head of the Moog International Group. Prior to joining the Company, Dr. Huckvale worked for Plessy Hydraulics and the Atkins Research and Development Center. Dr. Huckvale received his Ph.D. in Mechanical Engineering from the University of Bath in England.

(16)	Mr. Johnson joined the Company in 1983, and was named Chief Engineer of the Aircraft Controls Division in 1991. Mr. Johnson became General Manager of the Aircraft Group in 1999 and a Vice President in 2000. Mr. Johnson holds B.S. and M.S. degrees in Mechanical Engineering from The Ohio State University, and in 2004 completed a Sloan Fellows M.B.A. at the Massachusetts Institute of Technology.

(17)	Does not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed, or shares held under the “Moog Family Agreement as to Voting” described on page 3. Includes 538,358 Class A shares subject to currently exercisable options or options which become exercisable within 60 days. Officers and directors of the Company have entered into an agreement among themselves and with the Company’s Savings and Stock Ownership Plan (the “SSOP”), the Employees’ Retirement Plan and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the remaining officers and directors, the SSOP, the Employees’ Retirement Plan and the Company have an option to purchase the shares being sold.

Director Independence

The Board of Directors has adopted standards for determining whether a director is independent from management. The Board reviews, consistent with the Company’s corporate governance guidelines, whether a director has any material relationship with the Company that would impair the director’s independent judgment.

To assist it in making independence determinations, the Board refers to the standards set forth at 303A.02(b) of the New York Stock Exchange Listed Company Manual. The Board of Directors has affirmatively determined, based on its standards, that the Messrs. Raymond W. Boushie, James L. Gray, John D. Hendrick, Kraig H. Kayser, Brian J. Lipke, and Albert F. Myers are independent. The Board has also determined that all Board standing committees, other than the Executive Committee, are composed entirely of independent directors.

Certain Relationships and Related Transactions

Mr. Maskrey, a director for the Company, was also Executive Vice President and Chief Operating Officer until his retirement on October 1, 2005. Mr. Maskrey has a one-year renewable consulting services arrangement with the Company for a base amount of $6,815 monthly, subject to adjustment based upon the level of consulting services provided. The consulting services arrangement was reviewed and approved by the Executive Compensation Committee and the Board.

Executive Sessions

The Company’s corporate governance guidelines provide that the non-management directors, which for the Company are all of the independent directors, meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to or following regularly scheduled Board meetings. Each executive session has a Presiding Director, who acts as chairperson for the executive session, with the role of Presiding Director rotating among the independent Directors.

The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.

Section 16 Beneficial Ownership Reporting Compliance

Except as noted, during the fiscal year ended September 30, 2006, the executive officers and directors of the Company timely filed with the Securities and Exchange Commission the required reports regarding their beneficial ownership of Company securities. One transaction related to the sale of Class A shares was reported two days late for Jay K. Hennig, a Vice President.

Other Directorships

Current Directors of the Company are presently serving on the following boards of directors of other publicly traded companies:

Name of Director	Company

Robert T. Brady	M&T Bank Corporation; Seneca Foods Corporation; Astronics Corporation; National Fuel Gas Company
Raymond W. Boushie	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
Brian J. Lipke	Gibraltar Industries, Inc.

Board of Directors and Committee Meetings

From September 25, 2005 to September 30, 2006, the Board of Directors held five meetings. The following are the standing committees of the Board of Directors and the number of meetings each committee held during the last fiscal year:

	Number of
Committees	Meetings	Members

Audit	6	Messrs. Kayser, Boushie, Gray, Hendrick, and Myers
Executive	0	Messrs. Aubrecht, Banta, Brady, Green, and Maskrey
Executive Compensation	1	Messrs. Hendrick, Boushie, Gray, Lipke and Myers
Stock Option	1	Messrs. Myers, Boushie, Gray, Hendrick and Lipke
Nominating and Governance	1	Messrs. Gray, Boushie, Hendrick, Kayser, Lipke and Myers

For various reasons Board members may not be able to attend a Board meeting. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings. It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. All but one of the directors attended the 2006 annual shareholders meeting.

The Audit Committee oversees the integrity of the financial reporting process, the independent auditor and the internal audit function of the Company. The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company. The Executive Compensation Committee determines the CEO’s compensation and makes recommendations on non-CEO executive compensation plans. The Stock Option Committee is responsible for the administration of the stock option plans of the Company and recommends to the Board of Directors proposed recipients of stock options. The Nominating and Governance Committee evaluates and recommends candidates for the Board of Directors and oversees governance matters.

Website Access to Information

The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its corporate governance guidelines, Board committee charters (including the charters of its Audit, Executive Compensation, and Nominating and Governance Committees) and Code of Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Manager of Investor Relations by calling (716) 687-5584.

Communications with Directors

The Board of Directors has provided a process for which shareholders or other interested parties can communicate with the Board of Directors or with the non-management directors as a group. All such questions or inquiries should be directed to the Secretary of the Company, John B. Drenning, c/o Hodgson Russ, LLP, One M&T Plaza, Suite 2000, Buffalo, New York 14203. Mr. Drenning will review and communicate pertinent inquiries to the Board, or if requested, the non-management directors as a group.

NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Nominating and Governance Committee is composed solely of independent non-employee directors. The Committee participates in the search for qualified directors. At a minimum, qualifications must include relevant experience in the operation of public companies, education and skills, and a high level of integrity. The candidate must be willing and available to serve and should represent the interests of all shareholders and not of any special interest group. After conducting an initial evaluation of a candidate, the Committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full board that candidate’s election. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s corporate governance guidelines. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website. The Committee met on November 28, 2006 and nominated Messrs. Banta, Kayser, Maskrey and Myers for election at the 2007 Annual Meeting.

James L. Gray
Raymond W. Boushie
John D. Hendrick
Kraig H. Kayser
Brian J. Lipke
Albert F. Myers

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee is composed solely of independent, non-employee directors. The Executive Compensation Committee determines and approves CEO compensation and makes recommendations on all elements of compensation including base salary, management profit sharing and other benefit programs for key executives.

The goals of the Company’s executive compensation program are to:

1.  Pay competitively to attract, retain and motivate superior executives who must operate in a highly competitive and technologically specialized environment;

2.  Relate total compensation for each executive to overall Company performance as well as individual performance, and

3.  Align executives’ performances and financial interests with shareholder value.

It is the Company’s policy to consider the deductibility of executive compensation under applicable income tax rules, as one of many factors used to make specific compensation determinations consistent with the goals of the Company’s executive compensation program. Presently, Section 162(m) of the Internal Revenue Code, relating to the nondeductibility of individual annual executive compensation payments in excess of $1 million, will not cause any compensation to be paid by the Company to be nondeductible.

Salaries

Base salary ranges are developed after considering the recommendations of professional compensation consultants who conduct annual compensation surveys of similar companies. Base salaries within these ranges are targeted to be above average and competitive in relation to salaries paid for similar positions in comparable companies. On an annual basis, the Executive Compensation Committee reviews management recommendations for executives’ salaries utilizing the results of survey data for comparable executive positions. Individual salary determinations within the established ranges are made based on position accountabilities, experience, sustained individual performance, overall Company performance, and peer comparisons inside and outside the Company, with each factor being weighed reasonably in relation to other factors.

Management Profit Sharing

Under the discretionary Management Profit Sharing Program, an individual executive’s annual profit share is determined by multiplying the base salary by the product of the Company’s year-over-year percent improvement in diluted earnings per share and a multiple which varies with the executive’s accountabilities. The Company uses percent improvement in earnings per share as the performance parameter because it is a principal financial performance measurement used by share investors and the general financial community.

The plan is intended to motivate executives toward the achievement of goals which are directly aligned with shareholder interests. Officers of the Company participate in this plan with all other key executives. There have been fiscal years when management has temporarily suspended payment under the Management Profit Sharing Program or paid only a portion of the amount calculated under the program. A management profit share was awarded to executives for fiscal year 2006. Such profit share was paid to executive officers on December 1, 2006, the date the Executive Compensation Committee established for payment.

Stock Options

Stock option plans are used to align the long-term financial interests of executives with those of shareholders.

The shareholders of the Company, on February 11, 1998, approved a Stock Option Plan (“1998 Plan”) providing for the grant of options which may be “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or a combination of both, as determined by the Stock Option Committee. The 1998 Plan, which will terminate on December 31, 2007, covers a total of 2,025,000 shares of the Company’s Class A common stock, $1.00 par value, reserved for the grant of options to directors, officers, and other key employees. The 1998 Plan provides that the option price shall be at least equal to the fair market value of the Company’s Class A common stock at the time of the grant. The Plan is administered by the Stock Option Committee of the Board of Directors, which is comprised of at least three directors, each of whom is an independent Board member.

On February 5, 2003 the shareholders approved the 2003 Stock Option Plan (“2003 Plan”). The 2003 Plan is the same in all material respects to the 1998 Plan described in the preceding paragraph, with the exception that the 2003 plan imposes a three year holding period requirement unless Moog stock is used in payment of options exercised. The 2003 Plan covers 1,350,000 Moog Class A shares and terminates November 26, 2012.

During fiscal year 2006, Mr. Brady received options for 27,000 shares, and Messrs. Banta, Green, Huckvale and Johnson each received options for 20,250 shares, and all executive officers and directors as a group received options for a total of 220,016 shares. The options granted have an exercise price of $28.94 and are exercisable not less than one year and ending not more than ten years after the date upon which they were granted. See page 15 for the table of Option Grants in Last Fiscal Year.

Other Compensation Plans

In order that the total aggregated compensation package provided executives meets the Company’s goals, executives receive certain additional benefits as discussed on pages 15 through 18. These plans are comparable to those provided to executives in companies surveyed by the Company’s professional compensation consultants.

Compensation of the Chief Executive Officer

The Executive Compensation Committee determines the Chief Executive Officer’s salary and other compensation elements based on performance. The salary is established within a salary range recommended by an independent compensation consulting firm.

The Company continues to closely manage its business plans in response to changing demands in a very competitive global marketplace. The Company also continues to evaluate strategic acquisitions to strengthen its market position. Management has continued to improve overall financial performance.

Mr. Brady has been Chief Executive Officer since 1988 and Chairman since 1996. His dedicated leadership continues to be a vital guiding force for the Company in meeting the challenges of a diverse global business environment. His efforts not only have resulted in improved Company performance during fiscal 2006, but have also positioned the Company for continued success in the future.

The Executive Compensation Committee believes that its actions in 2006 have been consistent with and have effectively implemented the Company’s overall compensation policies.

John D. Hendrick
Raymond W. Boushie
James L. Gray
Brian J. Lipke
Albert F. Myers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hendrick, Boushie, Gray, Lipke and Myers served on the Executive Compensation Committee during the past fiscal year. The committee members have no interlocking relationships required to be disclosed by SEC rules.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent non-employee directors. The Audit Committee meets at least quarterly. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is set forth as Appendix A to this proxy statement.

In connection with the September 30, 2006 year end financial statements, the Audit Committee met on November 1, 2006 and November 28, 2006. In these meetings the Audit Committee (1) reviewed and discussed the audited financial statements with management including critical accounting judgments, (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61 and (3) received and discussed with the auditors the matters required by Independence Standards Board Standard No. 1. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

The Board of Directors has determined that each member of the audit committee is a financial expert within the meaning of applicable SEC rules.

Kraig H. Kayser
Raymond W. Boushie
James L. Gray
John D. Hendrick
Albert F. Myers

STOCK OPTION COMMITTEE REPORT

The Stock Option Committee consists of Messrs. Myers, Boushie, Gray, Hendrick, and Lipke, all of whom are independent, non-employee directors of the Company. See the headings “Stock Options” and “Option Grants in Last Fiscal Year” on page 11 and page 15, respectively, for information on stock option plans and grants.

Albert F. Myers
Raymond W. Boushie
James L. Gray
John D. Hendrick
Brian J. Lipke

COMPENSATION OF DIRECTORS

Non-employee directors are paid $5,000 per quarter and reimbursed for expenses incurred in attending Board and committee meetings. The aggregate remuneration was $140,000 for the fiscal year ended September 30, 2006.

The Company’s 1998 and 2003 Stock Option Plans provide that options to purchase Class A shares may be granted to non-employee directors of the Company. During fiscal 2006, Messrs. Boushie, Hendrick, Kayser, Gray, Lipke, Maskrey and Myers each were granted options to purchase 1,538 Class A shares at an exercise price per share equal to the fair market value of a Class A share on the date of grant.

The Board of Directors recommends a vote “For” the nominees for Class B directors and “For” the nominee for Class A director.

STOCK PRICE PERFORMANCE GRAPH
2001 – 2006

The following graph compares the cumulative total shareholder return on the Company’s Class A Common Stock with that of the NYSE Composite Index, a major index of the New York Stock Exchange and the S&P Aerospace/Defense Index, an industry index published by Standard and Poor’s Corporation. The comparison for each of the periods assumes that $100 was invested on September 30, 2001 in each of the Company’s Class A Common Stock, the stocks included in the NYSE Composite Index and the S&P Aerospace/Defense Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MOOG INC., THE NEW YORK STOCK EXCHANGE (US) INDEX
AND THE S & P AEROSPACE & DEFENSE INDEX

	Cumulative Total Return
	9/01	9/02	9/03	9/04	9/05	9/06
MOOG INC.	100.00	125.21	173.68	241.25	294.28	345.53
NYSE COMPOSITE (US)	100.00	83.54	104.06	123.88	148.08	167.37
S & P AEROSPACE & DEFENSE	100.00	110.35	112.61	150.68	174.72	211.75

* $100 invested on 9/30/01 in stock or index — including reinvestment of dividends.

SUMMARY COMPENSATION TABLE

The following table shows information concerning the compensation for services in all capacities to the Company for the fiscal years ended September 30, 2006, September 24, 2005 and September 25, 2004 of the Chief Executive Officer and the other four most highly compensated executive officers at September 30, 2006 (the “Named Executives”).

					Securities
	Annual Compensation				Underlying	All Other
		Salary	Bonus	Other	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	(#)	($)(1)

Robert T. Brady	2006	789,412	219,378	15,006	27,000	15,187
Chairman of the Board,	2005	714,506	125,970	13,831	27,000	13,363
President, Chief Executive Officer	2004	663,000	164,030	13,817	27,000	7,892
Joe C. Green	2006	547,170	170,085	6,506	20,250	14,961
Executive Vice President,	2005	504,015	91,426	6,450	20,250	8,080
Chief Administrative Officer	2004	471,760	115,705	6,448	20,250	7,482
Robert R. Banta	2006	493,449	153,785	6,774	20,250	8,003
Executive Vice President,	2005	459,656	82,543	9,071	20,250	7,334
Chief Financial Officer	2004	421,008	104,038	12,047	20,250	6,751
Stephen A. Huckvale	2006	452,994	136,381	20,730	20,250	998
Vice President	2005	400,352	90,171	19,609	20,250	826
	2004	376,125	91,228	20,052	20,250	826
Warren C. Johnson	2006	402,938	127,332	6,957	20,250	1,443
Vice President	2005	347,968	64,420	10,332	20,250	1,238
	2004	310,258	75,471	11,917	20,250	1,001

(1)	Amounts shown for 2006 include $0, $1,394, $0, $0 and $0 representing Company matching contributions to the Company’s Savings and Stock Ownership Plan, and $15,187, $13,567, $8,003, $998 and $1,443 representing premiums on group life insurance, paid by the Company on behalf of Messrs. Brady, Green, Banta, Huckvale and Johnson, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

Shown below are stock option grants made during the fiscal year ended September 30, 2006 to the Named Executives.

					Potential Realizable Value
	Individual Grants				At Assumed Annual Rates
	Number of	% of Total			Of Stock Price Appreciation
	Securities	Options			For Option Term($)(2)
	Underlying	Granted to	Exercise		Assumed	Assumed
	Options	Employees in	Price Per	Expiration	Appreciation	Appreciation
Name	Granted(1)	Fiscal Year	Share($)	Date	of 5%	of 10%

Robert T. Brady	27,000	11.4%	28.94	11/29/15	491,400	1,245,240
Joe C. Green	20,250	8.6%	28.94	11/29/15	368,550	933,930
Robert R. Banta	20,250	8.6%	28.94	11/29/15	368,550	933,930
Stephen A. Huckvale	20,250	8.6%	28.94	11/29/15	368,550	933,930
Warren C. Johnson	20,250	8.6%	28.94	11/29/15	368,550	933,930

(1)	Only Class A stock options were granted in fiscal 2006. These options become exercisable in annual installments as follows: (a) Mr. Brady — 27,000 shares on November 29, 2010; (b) Mr. Green — 20,250 shares on November 29, 2011; (c) Mr. Banta — 20,250 shares on November 29, 2012; (d) Mr. Huckvale — 20,250 shares on November 29, 2015; (e) Mr. Johnson — 20,250 shares on November 29, 2015.

(2)	Potential realizable values are based on the assumed annual growth rates for the ten-year option term. A 5% annual growth rate for the options granted on November 29, 2005 would result in a stock price of $47.14 at the November 29, 2015 expiration date and a 10% annual growth rate would result in a stock price of $75.06 at the November 29, 2015 expiration date. The amounts set forth are not intended to forecast future appreciation, if any, of the stock price, which will depend on market conditions and the Company’s future performance and prospects.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Shown below is information concerning exercises of options by the Named Executives during fiscal year 2006 and the number and value of their unexercised options at fiscal year-end. This information includes options granted under the 1998 Stock Option Plan, which was approved by shareholders in February, 1998 and the 2003 Stock Option Plan approved by shareholders in February, 2003.

					Value of
					Unexercised
					In-the-Money
			Number of Securities		Options
	Shares Acquired		Underlying Unexercised		At Fiscal
	On Exercise		Options at Fiscal Year-End		Year-End($)
		Value	Class A	Class A	Class A
Name	Class A	Realized($)	Exercisable	Unexercisable	Exercisable

Robert T. Brady	–0–	–0–	81,410	161,590	2,121,959
Joe C. Green	16,204	412,878	18,624	100,911	503,735
Robert R. Banta	–0–	–0–	–0–	95,290	–0–
Stephen A Huckvale	–0–	–0–	46,070	133,180	1,197,871
Warren C. Johnson	8,905	235,070	7,975	80,824	201,556

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 1998 Stock Option Plan and 2003 Stock Option Plan. Set forth below is information as of September 30, 2006 regarding shares of Class A Common Stock that may be issued under the plans.

Number of Securities
Remaining Available
for Issuance Under
	Number of Securities		Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column(a)
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	1,782,714	$18.21	548,453

EMPLOYEES’ RETIREMENT PLAN

Under the Company’s Employees’ Retirement Plan, benefits are payable monthly upon retirement to participating employees of the Company based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”). The Employees’ Retirement Plan is administered by a Retirement Plan Committee and covers all employees with one year of service and a minimum of 1,000 hours of employment.

Benefits payable under the Plan are determined on the basis of compensation and credited years of service. It is a career average plan. Effective January 1, 1998, Plan compensation for prior service as of October 1, 1990, is the base annual rate of pay, plus overtime pay and shift differential compensation for calendar year 1989, or the base annual rate of pay as of January 1, 1988, if higher.

Future service compensation is the basic annual rate of pay for the preceding plan year plus overtime and shift differential compensation, limited to $200,000 (as indexed) from October 1, 2002 forward.

The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of the excess, multiplied by prior service, but not less than the accrued benefit as of September 30, 1990, determined under the prior Plan.

The future service benefit for each year of credited service is 1.15% of the first $20,000 of future service compensation for such year, plus 1.75% of the excess. Any participant with five years or more of service receives a minimum pension of $2,400 per year, reduced pro rata for credited service of less than 15 years.

SUPPLEMENTAL RETIREMENT PLAN

The Company also has a Supplemental Retirement Plan applicable to eligible officers of the Company with at least 10 years of continuous service upon retirement at age 65 or older.

The Supplemental Retirement Plan provides benefits for an eligible officer who retires at age 65 with 25 years of service equal to 65% of the average of the highest consecutive three year base salary plus the highest annual profit share paid within three years of such officer’s retirement, less any benefits payable under the Employees’ Retirement Plan, and also less one-half the primary Social Security benefit of such officer at age 65. An officer 60 or more years of age, whose combined chronological age and years of service equal or exceed 90, may elect early retirement and receive reduced benefits. A reduced benefit is available for officers 65 years of age with between 10 and 25 years of service.

A participant’s benefits are vested in the event of an involuntary termination of employment other than for cause, as defined in the Supplemental Retirement Plan. For purposes of the Supplemental Retirement Plan, a change in duties, responsibilities, status, pay or perquisites which follows a change of control of the Company, as defined therein, is deemed an involuntary termination.

The projected annual benefits, based on the last three years’ compensation, payable at normal age 65 retirement for each of the Named Executives under the Employees’ Retirement Plan and the Supplemental Retirement Plan including one-half of the estimated primary Social Security benefit are:

Projected Annual
Benefit
Payable At Normal
Name	Retirement Age

Robert T. Brady	$573,975
Joe C. Green	404,150
Robert R. Banta	364,194
Stephen A. Huckvale	352,946
Warren C. Johnson	261,910

EMPLOYMENT TERMINATION BENEFITS AGREEMENTS

Certain executive officers of the Company, including those named in the Summary Compensation Table, have entered into Employment Termination Benefits Agreements (the “Termination Agreements”) with the Company.

The Termination Agreements provide that upon death, disability or retirement, the executive will receive those benefits provided to him by the Company under all its benefit plans. Where employment is terminated for cause, as defined in the Termination Agreements, the executive is entitled to the cash equivalent of any unutilized vested vacation, but is not entitled to participate in any profit share award or incentive compensation payable after the date of termination. In such circumstances, the right to exercise any stock options is also terminated. Upon a voluntary termination, the executive receives employment benefits up to the date of termination, as well as the cash value of any unutilized vested vacation benefits and stock options that may be exercised. In the event of a voluntary termination, the executive is not entitled to receive any profit share award or incentive compensation payable after termination.

Upon an involuntary termination other than for cause, the executive is immediately vested under the Supplemental Retirement Plan and is entitled to receive for one year, certain perquisites and insurance benefits. The executive also receives amounts otherwise payable under the Management Profit Sharing Program. Stock options may be exercised, or if not then exercisable, the executive is entitled to cash in an amount equal to the difference between the then current market value of the Company Common Stock underlying the option and the option’s exercise price. The executive is entitled to the cash value of unutilized vested vacation benefits, as well as to the continuation of base compensation plus profit share and any bonus for between 12 and 36 months, based on years of service. Where involuntary termination occurs by reason of a change of control of the Company, as defined in the Termination Agreements, the executive receives the benefits otherwise provided for an involuntary termination, with accelerated vesting of compensation continuation.

During the term of the Termination Agreements, and in the event of involuntary termination upon a change of control, until the last payment to the executive is made under the Termination Agreements, the executive may not compete with the Company.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 1, 2006, the Company renewed an officers and directors indemnification insurance policy written by The Chubb Group. The renewal was for a one-year period at an annual premium of $215,000. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

On November 30, 2004, the Board of Directors approved indemnification agreements for officers, directors and key employees, replacing a previous indemnification agreement for officers and directors established in 1987. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgements arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the Securities and Exchange Commission on Form 8-K on December 1, 2004.

PROPOSAL 3 — SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, on recommendation of the Audit Committee, has selected Ernst & Young LLP, an independent registered public accounting firm, to continue as independent auditors of the Company for fiscal year 2007. Representatives of Ernst & Young LLP are expected to attend the shareholders meeting, will be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

AUDIT FEES AND PRE-APPROVAL POLICY

The following table sets forth the fees incurred by the Company related to the services of the Company’s principal independent accountants, Ernst & Young for the fiscal years ended September 30, 2006 and September 24, 2005:

	Fiscal Year Ended	Fiscal Year Ended
	September 30, 2006	September 24, 2005

Audit Fees	$1,659,315	$2,407,206
Audit-Related Fees	33,000	23,000
Tax Fees	281,032	699,848
All Other Fees	0	0

Total	$1,973,347	$3,130,054

The Audit-Related Fees principally relate to the audits of various U.S. benefit plans, as required. Tax Fees relate to services associated with tax planning and compliance.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to any de minimus exceptions described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. None of the services described above was approved by the Audit Committee under the de minimus exception provided by SEC Regulation S-X, Rule 2-01 (c)(7)(i)(C).

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as auditors for fiscal year 2007.

PROPOSALS OF SHAREHOLDERS FOR 2008 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2008 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company prior to August 15, 2007. Under the Company’s by-laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2008 Annual Meeting without having a proposal included in the proxy statement for that meeting, the shareholder must notify the Secretary of the Company in writing between September 12, 2007 and October 12, 2007, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge by writing Moog’s Treasurer at the Company’s East Aurora address.

Section 1.06 of the Company’s by-laws provides that proposals may be properly brought before an annual meeting by a shareholder of record (both at the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder making a proposal at an annual meeting must be present at such meeting in person, and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.

A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to support such proposal and any material interest of the shareholder in such proposal.

Section 1.06 further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both at the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must be present in person at the annual meeting.

In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including, the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the Company’s By-Laws. If the Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.06 in any material respect, such proposal or nomination will not be considered.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

Copies of the 2006 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for fiscal 2006, are being mailed to shareholders, as are this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained, without charge, from the Treasurer of the Company, East Aurora, New York 14052.

By Order of the Board of Directors

John B. Drenning, Secretary

Dated:	East Aurora, New York
December 12, 2006

Appendix A

CHARTER OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

PURPOSE

The Audit Committee of the Board of Directors (the “Board”) of Moog Inc. (the “Company”) is organized for the purposes of assisting the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function(s) and independent auditors.

The Audit Committee shall prepare a report as required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

COMPOSITION

The Audit Committee shall consist of no fewer than three members as determined by the Board, each of whom shall be a non-employee director of the Company. The members of the Audit Committee shall meet the independence and other requirements of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. At least one member of the Audit Committee shall be a financial expert as defined by the SEC.

Audit Committee members who simultaneously serve on the audit committees of two or more other public companies shall promptly disclose such fact to the Board. In the event that any members of the Committee sit simultaneously on the audit committee of two or more other public companies, the Board will determine if their duties on such audit committees impair their ability to serve effectively on the Audit Committee of the Company, and such determinations will be disclosed in the Company’s annual proxy statement.

A Chairperson of the Committee will be selected by the full Board from among the Committee members. The Committee members shall serve for such term or terms as the full Board shall determine. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies on it, subject to such new member(s) satisfying applicable independence and experience requirements. Except as expressly provided in this Charter or the by-laws or the Corporate Governance Guidelines of the Company, the Audit Committee shall fix its own rules of procedure.

MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, those responsible for the internal audit function and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

A majority of the members of the Audit Committee shall constitute a quorum for any meeting. Any action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present shall be an action of the Audit Committee.

FUNCTIONS

The Audit Committee shall have the sole authority to appoint, compensate, retain, evaluate and terminate the independent auditor. The Audit Committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) in preparing or issuing an audit report or performing other audit, review, attest or similar services. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to any de minimus exceptions described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the full Board. The Audit Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate in meeting its responsibilities, shall:

Financial Statement and Disclosure Matters.

1. Discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4. Review and consider quarterly reports from the independent auditor on:

(a) The Company’s critical accounting policies and practices.

(b) Alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures, if any, made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor.

10. Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and those responsible for the internal audit function. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function(s).

15. Review with management and those responsible for the internal audit function(s) (in separate meetings, as appropriate) the operation of the internal audit function(s) including the quality and adequacy of internal controls that could significantly affect the Company’s financial statements.

16. Review the significant reports to management prepared by the internal auditing function(s) and management’s responses.

17. Discuss with the independent auditor and management the internal audit function(s)’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities.

18. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with applicable Company codes of conduct.

19. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

20. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and functions set forth in this Charter, it serves in an oversight capacity and, as such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. 1. Amendment to Restated Certificate of Incorporation 2. Election of Director. FOR WITHHOLD AUTHORITY CLASS A DIRECTOR the nominee to vote for the nominee TERM EXPIRING IN 2010 listed to the right listed to the right 01 Robert R. Banta 3. Ratification of Ernst & Young LLP as auditors for the year 2007.
4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.Dated:___, 200 (Signature of Shareholder(s) Please sign, date and return your voting card by 1/03/07 in the enclosed envelope which requires no postage. Please date and sign your name as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET TELEPHONE http://www. proxyvoting. com/moga 1-866-540-5760 Use any touch-tone telephone to Use the internet to vote your proxy. OR vote your proxy. Have your proxy Have your proxy card in hand when card in hand when you call. you access the web site. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

MOOG INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JAN UARY 10, 2007 AT 9:15 A. M. ALBRIGHT-KNOX ART GALLERY 1285 ELMWOOD AVENUE, BUFFALO, NEW YORK CLASS A SHARES The undersigned hereby directs Richard A. Aubrecht, Robert T. Brady and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution to vote all shares of Class A common stock of MOOG INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on January 10, 2007, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card in accordance with and as more fully described in the accompanying Proxy Statement. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting. THE CLASS A SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR ITEM 1, AND FOR THE NOMINEES LISTED IN ITEM 2 AND ITEM 3. (See Reverse) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE M O O G I N C . Annual Meeting of Shareholders to be held Wednesday, January 10, 2007 9:15 a.m. Albright-Knox Art Gallery 1285 Elmwood Avenue Buffalo, New York

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. 1. Amendment to Restated Certificate of Incorporation. 3. Ratification of Ernst & Young LLP as auditors for the year 2007. 2. Election of Directors. FOR all nominees WITHHOLD listed to the right AUTHORITY (except as marked to the contrary below) to vote for all nominees listed to the right CLASS B DIRECTORS TERMS EXPIRING IN 2010 01 Kraig H. Kayser 02 Robert H. Maskrey 03 Albert F. Myers To withhold authority for any individual nominee, please write his name in the space provided below. 4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof. Please sign, date and return your voting card by 1/03/07 in the enclosed envelope which requires no postage. Please date and sign your name as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/mog b
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

MOOG INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 10, 2007 AT 9:15 A. M. ALBRIGHT-KNOX ART GALLERY 1285 ELMWOOD AVENUE, BUFFALO, NEW YORK CLASS B SHARES The undersigned hereby directs Richard A. Aubrecht, Robert T. Brady and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution to vote all shares of Class B common stock of MOOG INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on January 10, 2007, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card in accordance with and as more fully described in the accompanying Proxy Statement. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting. THE CLASS B SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR ITEM 1, AND FOR THE NOMINEES LISTED IN ITEM 2 AND ITEM 3. (See Reverse) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE M O O G I N C . Annual Meeting of Shareholders to be held Wednesday, January 10, 2007 9:15 a.m. Albright-Knox Art Gallery 1285 Elmwood Avenue Buffalo, New York

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. 1. Amendment to Restated Certificate of Incorporation 2. Election of Director. FOR WITHHOLD AUTHORITY CLASS A DIRECTOR the nominee to vote for the nominee TERM EXPIRING IN 2010 listed to the right listed to the right 01 Robert R Banta 3. Ratification of Ernst & Young LLP as auditors for the year 2007. 4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof. (Signature of Shareholder(s) Please sign, date and return your voting card by 1/03/07 in the enclosed envelope which requires no postage. Please date and sign your name as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/moga Use the internet to vote your proxy. OR Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

MOOG INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JAN UARY 10, 2007 AT 9:15 A. M. ALBRIGHT-KNOX ART GALLERY 1285 ELMWOOD AVENUE, BUFFALO, NEW YORK CLASS A SHARES The undersigned hereby directs HSBC Bank USA, Trustee of the MOOG INC. Savings & Stock Ownership Plan, to vote all shares of Class A common stock of MOOG INC. held for the benefit of the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on January 10, 2007, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card, all in accordance with and as more fully described in the accompanying Proxy Statement. The Class A shares represented by this proxy will be voted as directed on the reverse side of this card, or if no direction is given, they will be voted by the Trustee as directed by the Investment Committee of the Plan. Your vote will be kept confidential. (See Reverse) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE M O O G I N C . Annual Meeting of Shareholders to be held Wednesday, January 10, 2007 9:15 a.m. Albright-Knox Art Gallery 1285 Elmwood Avenue Buffalo, New York

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. 1. Amendment to Restated Certificate of Incorporation. 3. Ratification of Ernst & Young LLP as auditors for the year 2007. 2. Election of Directors. FOR all nominees WITHHOLD listed to the right AUTHORITY (except as marked to the contrary below) to vote for all nomineeslisted to the right CLASS B DIRECTORS TERMS EXPIRING IN 2010 01 Kraig H. Kayser 02 Robert H. Maskrey 03 Albert F. Myers To withhold authority for any individual nominee, please write his name in the space provided below. 4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof. Please sign, date and return your voting card by 1/03/07 in the enclosed envelope which requires no postage. Please date and sign your name as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/mogb
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

MOOG INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JAN UARY 10, 2007 AT 9:15 A. M. ALBRIGHT-KNOX ART GALLERY 1285 ELMWOOD AVENUE, BUFFALO, NEW YORK CLASS B SHARES The undersigned hereby directs HSBC Bank USA, Trustee of the MOOG INC. Savings & Stock Ownership Plan, to vote all shares of Class B common stock of MOOG INC. held for the benefit of the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on January 10, 2007, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card, all in accordance with and as more fully described in the accompanying Proxy Statement. The Class B shares represented by this proxy will be voted as directed on the reverse side of this card, or if no direction is given, they will be voted by the Trustee as directed by the Investment Committee of the Plan. Your vote will be kept confidential. (See Reverse) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE M O O G I N C . Annual Meeting of Shareholders to be held Wednesday, January 10, 2007 9:15 a.m. Albright-Knox Art Gallery 1285 Elmwood Avenue Buffalo, New York